Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aralez Pharmaceuticals Inc. of our report dated October 29, 2015 relating to the statements of revenue and related expenses related to the rights to Fiorinal, Fiorinal C, Visken and Viskazide Products in Canada of Novartis Pharma AG and Novartis AG, which appears in the Current Report on Form 8-K/A (Amendment No. 2) of Tribute Pharmaceuticals Canada Inc.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers AG

/s/Martin Kennard	/s/Steve Johnson
Martin Kennard	Steve Johnson

Basel, Switzerland, December 11, 2015

PricewaterhouseCoopers AG, St. Jakobs-Strasse 25, Postfach, CH-4002 Basel, Switzerland

Telephone: +41 58 792 51 00, Facsimile: +41 58 792 51 10, www.pwc.ch

PricewaterhouseCoopers AG is a member of the global PricewaterhouseCoopers network of firms, each of which is a separate and independent legal entity.